Exhibit 15.1

Our ref	KKZ/688185-000001/85820103v1

Weibo Corporation
8/F, QIHAO Plaza, No. 8 Xinyuan S. Road
Chaoyang District, Beijing 100027
People’s Republic of China

23 April 2026

Dear Sirs,

Weibo Corporation

We have acted as legal advisers as to the laws of the Cayman Islands to Weibo Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2025 (the “Annual Report”).

We hereby consent to the reference to our firm under the headings “Item 5. Operating and Financial Review and Prospects—Taxation”  and “Item 10. Additional Information—B. Memorandum and Articles of Association” in the Annual Report, and we further consent to the incorporation by reference of the summary of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-199022) that was filed on 30 September 2014, pertaining to the Company’s 2010 Share Incentive Plan and 2014 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. No. 333-228525) that was filed on 23 November 2018 pertaining to the Company’s 2014 Share Incentive Plan, and the Company’s registration statement on Form S-8 (File No. 333-271461) that was filed on 27 April 2023 pertaining to the Company’s 2023 Share Incentive Plan. We also consent to the incorporation by reference of the summary of our opinions under these headings into the Company’s registration statement on Form F-3 (File No. 333-275785) that was filed on 29 November 2023.

We consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Maples and Calder (Hong Kong) LLP